Exhibit(10)F

VALLEY NATIONAL BANCORP

and

VALLEY NATIONAL BANK

BENEFIT EQUALIZATION PLAN

PARTICIPATION AGREEMENT

Valley National Bancorp and its subsidiary. Valley National Bank (collectively, the “Employer”), this              day of                  , 200     hereby designates                                          (the “Participant”), as a Participant in the Valley National Bancorp Benefit Equalization Plan as restated by the Board of Directors effective January 1, 1989 (the “Plan”) on the terms and conditions hereinafter set forth:

1. Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is attached to this Participation Agreement, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Terms not defined herein shall have the meanings set forth in the Plan.

2. Impact on other Benefits. Nothing contained herein shall be deemed to exclude the Participant from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit to which otherwise he might be or might become entitled to as an employee of the Employer. This Agreement does not supersede any previous agreements between the Employer and the Participant regarding the terms and conditions of the Participant’s employment.

3. Change in Control. Notwithstanding any contrary provisions of the Plan, the Participant shall be entitled to payment from the Employer for all legal fees and expenses incurred in taking any action to enforce the terms of this Agreement if following a “Change in Control” the Participant’s employment is terminated for any reason. The Participant shall be entitled to payment of such legal fees and expenses as incurred by him and the Employer hereby agrees to pay such amounts directly to the Participant’s attorney or reimburse the Participant upon demand. A court shall be entitled to deny reimbursement of the legal fees and costs incurred by the Participant to enforce the terms of this Agreement only if it determines that the Participant’s action was not undertaken in good faith.

“Change in Control” means any of the following events: (i) when Valley National Bancorp (the “Company”) or a Subsidiary acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Company or a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities (a “Control Person”), (ii) upon the first purchase of the Company’s common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company, a Subsidiary or an employee benefit plan established or maintained by the Company, a Subsidiary or any of their respective affiliates), (iii) the consummation of (A) a transaction, other than a Non-Control Transaction, pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, (B) a sale or disposition of all or substantially all of the Company’s assets or (C) a plan of liquidation or dissolution of the Company, (iv) if during any period of two (2) consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board cease for any reason to constitute at least 60% thereof or, following a Non-Control Transaction, 60% of the board of directors of the Surviving Corporation: provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the Surviving Corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director, or (v) upon a sale of (A) common stock of Valley National Bank, a Subsidiary (the “Bank”), if after such sale any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than the Company, an employee benefit plan established or maintained by the Company or a Subsidiary, or an affiliate of the Company or a Subsidiary, owns a majority of the Bank’s common stock or (B) all or substantially all of the Bank’s assets (other than in the ordinary course of business). No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Company’s then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law. For purposes of this paragraph: (I) the Company will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Company or any successor to the Company; (II) “Non-Control Transaction” means a transaction in which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation pursuant to a definitive agreement providing that at least 60% of the directors of the Surviving Corporation immediately after the transaction are persons who were directors of the Company on the day before the first public announcement relating to the transaction: (III) the “Surviving Corporation” in a transaction in which the Company becomes the subsidiary of another corporation is the ultimate parent entity of the Company or the Company’s successor; (IV) the “Surviving Corporation” in any other transaction pursuant to which the Company is merged with or into another corporation is the surviving or resulting corporation in the merger or consolidation; and (V) the capitalized term “Subsidiary” means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

4. Acceptance of Provisions. The execution of this Agreement by the Participant shall constitute the Participant’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement. This Agreement shall be binding on the heirs, executors and administrators of the Participant and on the successors and assigns of the Employer.

5. Notices. All notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first call registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Employer shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Participant at his last address appearing on the records of the Employer or, in each case, to such other persons or address as may be designated by like notices hereunder.

6. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to their subject matter, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey. The headings in this Agreement are solely for convenience of reference and shall not affect its meaning or interpretation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARTICIPANT’S NAME

VALLEY NATIONAL BANCORP

By:

VALLEY NATIONAL BANK

By:

3